Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernardo Hees, Paulo Basilio and Christopher R. Skinger his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to sign the Annual Report on Form 10-K of The Kraft Heinz Company for its fiscal year ended January 3, 2016 and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this form has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernardo Hees	Chief Executive Officer	February 2, 2016
Bernardo Hees	(Principal Executive Officer)

/s/ Paulo Basilio	Executive Vice President and Chief Financial Officer	February 2, 2016
Paulo Basilio	(Principal Financial Officer)

/s/ Christopher R. Skinger	Global Controller	February 2, 2016
Christopher R. Skinger	(Principal Accounting Officer)

/s/ Alexandre Behring	Chairman of the Board	February 2, 2016
Alexandre Behring

/s/ John T. Cahill	Vice Chairman of the Board	February 2, 2016
John T. Cahill

/s/ Gregory E. Abel	Director	February 2, 2016
Gregory E. Abel

/s/ Warren E. Buffett	Director	February 2, 2016
Warren E. Buffett

/s/ Tracy Britt Cool	Director	February 2, 2016
Tracy Britt Cool

/s/ L. Kevin Cox	Director	February 2, 2016
L. Kevin Cox

/s/ Jeanne P. Jackson	Director	February 4, 2016
Jeanne P. Jackson

/s/ Jorge Paulo Lemann	Director	February 2, 2016
Jorge Paulo Lemann

/s/ Mackey J. McDonald	Director	February 2, 2016
Mackey J. McDonald

/s/ John C. Pope	Director	February 2, 2016
John C. Pope

/s/ Marcel Herrmann Telles	Director	February 4, 2016
Marcel Herrmann Telles